                           FIRST AMENDMENT TO AMENDED
                           AND RESTATED LOAN AGREEMENT


                  This First Amendment to Amended and Restated Loan Agreement (this "Amendment"), dated as of the 26th day of February, 1998, by and between PAYLESS CASHWAYS, INC., a Delaware corporation (herein called "Borrower"), and UBS MORTGAGE FINANCE, INC. (herein called "Lender").

                  WHEREAS, the parties have previously entered into that certain Amended and Restated Loan Agreement, dated as of December 2, 1997 (the "Loan Agreement"), pursuant to which Borrower executed in favor of Lender a certain Consolidated, Amended and Restated Promissory Note in the principal amount of $100,809,000.00 (the "Note"), which Note, among other things, consolidated the Prior Notes (as such term is defined in the Loan Agreement) into a single promissory note and evidences a certain loan transaction (the "Loan") between Borrower and Lender.

                  WHEREAS, by assignments of even date herewith (collectively, the "Assignments"), LaSalle National Bank, as Trustee for Lender has become the owner and holder of a certain (i) mortgage encumbering real property located in Johnson County, Kansas (the "Kansas Mortgage"), (ii) mortgage encumbering real property located in Monroe County, Indiana (the "Indiana Mortgage") and (iii) deed of trust encumbering real property in Clark County, Nevada (the "Nevada DOT"; and collectively with the Kansas Mortgage and the Indiana Mortgage, the "Existing Mortgages") and the notes secured thereby (collectively, the "Existing Notes") evidencing a debt with a principal balance, at the time of delivery of the Assignments, of $16,000,000, which, immediately prior to the effectiveness of the Reduction Letter (as such term is hereinafter defined) was due and owing without any offset, defense or counterclaim whatsoever;

                  WHEREAS, pursuant to a separate letter, dated the date hereof, from Lender to Borrower (the "Reduction Letter"), and immediately following the delivery of the Assignments and prior to the effectiveness of the modifications contemplated hereby, Lender reduced the principal amount of the Existing Notes to the principal amount of $13,000,000.00 which is due and owing without any offset, defense or counterclaim whatsoever;

                  WHEREAS, Lender and Borrower desire, after the effectiveness of the reduction of the aggregate principal amounts of the Existing Notes as set forth in the Reduction Letter to (i) amend and restate the terms of each of the Existing Mortgages (the Existing Mortgages, as so amended and restated shall hereinafter be referred to, collectively, as the "New Mortgages"), (ii) consolidate into one indebtedness the Existing Notes and the Note in the aggregate principal amount of $102,689,450 and (iii) amend and restate the terms of the Existing Note and the Note pursuant to a certain Amended and Restated Promissory Note, dated the date hereof, in the principal amount of $102,689,450 from Borrower to Lender (the "New Note"); and

                  WHEREAS,   Lender  and  Borrower  desire  to  amend  the  Loan
Agreement to reflect, among other things, the increased amount of the Loan evidenced thereby and by the New Note.

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                  NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants and conditions hereinafter set forth, Borrower and Lender agree as follows:

                  1. All capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

                  2. The definition of "Loan" contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

                               "Loan" means the  indebtedness of the Borrower to
                         Lender evidenced by the terms of Borrower's promissory note dated February 26, 1998, in the principal amount of One Hundred and Two Million Six Hundred Eighty Nine Thousand Four Hundred and Fifty Dollars ($102,689,450).

                  3. The definition of "Mortgage" contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

                               "Mortgage"   means   collectively,   all  of  the
                         mortgages and deeds of trust included in the Security Documents and executed by the Borrower, as the same may be amended, supplemented, extended or otherwise modified from time to time.

                  4. The definition of "Note" contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

                               "Note" means the Amended and Restated  Promissory
                         Note dated February 26, 1998 made by Borrower to Lender in the principal amount of One Hundred and Two Million Six Hundred Eighty Nine Thousand Four Hundred and Fifty Dollars ($102,689,450).

                  5. The  following  defined  terms shall be inserted in Section
1.1 of the Loan Agreement:

                         "Payment Notice" has the meaning given it in Section
                          2.3(e)."

                         "Sale Payment" has the meaning given it in Section
                          2.7(e)."

                         "Sale Payment Date" has the meaning given it in Section
                          2.7(e)."

                  6. Section 2.3 of the Loan Agreement is hereby amended by adding a new subsection (e) thereto to read as follows:

                              "(e) Each  month  during  the term of the Loan,
                          Lender shall calculate the amount due on each Payment Date and provide Borrower with at least one
                          (1) Business Day notice thereof (each, a "Payment Notice"), provided however, that Lender shall not in any way be liable to Borrower for its failure to provide any such Payment Notice pursuant to this subsection (e)

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                  and any such failure shall not, in any way relieve Borrower from its obligation to timely make the payments on each Payment Date required under this Agreement or under the Note. If the amount set forth in any Payment Notice provided by Lender pursuant to this subsection (e) shall be incorrect, Borrower shall remain obligated to pay to Lender the amount that otherwise should have been paid had such Payment Notice been correct, and Lender's failure to deliver a correct Payment Notice shall not in any way be deemed a waiver by Lender of its right to receive the full, correct amount of such payment."

                  7. Section 2.7 of the Loan Agreement is hereby amended by adding a new subsection (e)thereto to read as follows:

                               "(e)  Notwithstanding  anything  to the  contrary
                         contained herein, in connection with any prepayment of principal pursuant to Sections 2.7(a) or 2.7(b) hereof, any and all interest accrued on such principal being prepaid, through and including the date of prepayment, shall be paid by Borrower on the first Payment Date following such date of prepayment."

                  8. Exhibit C to the Loan Agreement is hereby amended by adding thereto the properties listed on Exhibit A attached hereto and made a part hereof.

                  9.  Lender's   obligation  to   consummate   the   transaction
contemplated hereby is subject to the satisfaction by Borrower of each of the following conditions:

                         a. Borrower shall have obtained all consents to the transaction contemplated hereby required under the Credit Agreement, which consents shall be in recordable form and otherwise in form and substance reasonably satisfactory to Lender in all respects;

                         b. No Event of Default shall exist and be continuing as
                  of the date hereof;

                         c. Lender shall have received an opinion of counsel for
                  Borrower in form and substance satisfactory to Lender;

                         d. Lender  shall have  received a  mortgagee  policy of
                  title insurance or title commitment to issue a mortgagee policy of title insurance with respect to each of the New Mortgages, in form satisfactory to Lender in all respects;

                         e. Borrower shall have executed and delivered to Lender
                  the New Note, the New Mortgages (together with appropriate Uniform Commercial Code Financing Statements) and such other documents and items as Lender may reasonably request;

                         f. Lender shall have  received  from the holders of the
                  Permitted Second Lien, amendments to the mortgages or deeds of trust that are subordinate to the Existing Mortgages, which amendments shall contain, among other things, the provisions set forth on Exhibit B attached hereto and which amendments shall otherwise be in form and substance satisfactory to Lender in all respects;

                         g. Borrower  shall have provided  Lender with evidence,
                  reasonably satisfactory to Lender in all respects, that (i) all real estate taxes affecting the Property have been paid to date or (ii) real estate taxes that are due and owing as of the date hereof and that have not been paid are being disputed in good faith by Borrower; and

                         h. Borrower  shall have provided  Lender with evidence,
                  reasonably satisfactory to Lender in all respects, that all title insurance premiums due and owing in connection with the transaction consummated on December 2, 1997 between Borrower and Lender, have been paid in full.

                  10. Borrower hereby  represents and warrants that (a) Borrower is the sole legal and beneficial owner of each of the properties encumbered by the Existing Mortgages (collectively, the "New Properties"); (b) Borrower is not in Default in the performance of any of the covenants and agreements contained in the Loan Agreement as amended hereby, or in the Loan Documents; (c) no event has occurred and is continuing which constitutes a Default; (d) Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state or organization, having all corporation or partnership powers required to carry on its business and enter into and carry out the transactions contemplated hereby; (e) Borrower has all requisite power and all governmental certificates of authority, licenses, permits qualifications and other documentation to own, lease and operate the New Properties and to carry on its business as now conducted and as contemplated to be conducted except where failure to obtain any such governmental certificate of authority, license, permit, qualification or other documentation would not have a Materially Adverse Effect; (f) Borrower is duly qualified, in good standing and authorized to do business in each of the jurisdictions where the New Properties are located; (g) Borrower had duly taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and all other documents executed in connection herewith (collectively, the "New Loan Documents") and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations hereunder and thereunder; (h) the execution and delivery by Borrower of this Amendment and the New Loan Documents, the performance of its obligations under this Amendment and the New Loan Documents, and the consummation of the transactions contemplated by this Amendment, do not and will not (1) conflict with any provision of (A) any application domestic or foreign law, statute, decree, rule or regulation, except where failure to comply therewith would not have a Materially Adverse Effect, (B) the articles or certificates of incorporation, bylaws, charter or partnership agreement or certificate of Borrower or (C) any agreement, judgment, license, order or permit applicable to or binding upon Borrower, (2) result in the acceleration of any Debt owed by Borrower, (3) result in or require the creation of any Lien upon any assets or properties of Borrower except as expressly contemplated in this Amendment or the Loan Documents, or (4) contravene, result in a breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other material contract or material agreement to which Borrower is a party or by which Borrower or any of its Properties may currently be bound or affected; (i) except as otherwise provided herein, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Borrower of this Amendment or the New Loan Documents or to consummate any transactions contemplated by this Amendment; (j) this Amendment and the New Loan Documents are legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights; and (k) all representations and warranties of Borrower set forth in the Loan Agreement are true and complete in all material respects as of the date hereof. Borrower agrees to indemnify and hold Lender harmless against any loss, claim, damage, liability or expense (including without limitation reasonable attorneys' fees and disbursements) incurred as a result of any representation or warranty made by Borrower herein proving to be untrue in any material respect.

                  11. Borrower agrees to execute such other and future documents as may be reasonably necessary or appropriate to consummate the transaction contemplated hereby or to perfect the liens and security interests intended to secure the payment of the New Note.

                  12. Except as provided herein, the terms and revisions of the Loan Agreement and the other Loan Documents shall remain unchanged and shall remain in full force and effect. Any modification herein of the Loan Agreement and the other Loan Documents shall in no way affect the security of the payment of the New Note. Borrower hereby agrees, covenants and represents that the Loan Agreement and the other Loan Documents as modified and amended hereby are and remain valid and that nothing herein shall affect the validity or enforceability thereof.

                  13. Borrower hereby acknowledges that the liens and security interests created and evidenced by the Mortgage are valid and subsisting and further acknowledges and agrees that there are no offsets, claims or defenses to the Note, the Loan Agreement or any other Loan Documents. Borrower further acknowledges that it has no knowledge that there are any defects or deficiencies with respect to the liens and security interests created and evidenced by any of the Security Documents.

                  14. Contemporaneously with the execution and delivery hereof, Borrower shall pay, or cause to be paid, all costs and expenses incident to the preparation hereof and the consummation of the transactions specified herein, including but not limited to legal fees and expenses of outside counsel and title costs.
                  15. This Agreement may be executed in one or more counterparts, each of which shall constitute an original of this Agreement, and which, when taken together, shall constitute but one instrument.

                  IN WITNESS WHEREOF, the undersigned parties have executed this Agreement this 26 day of February, 1998.

                               PAYLESS CASHWAYS, INC.


                               By: /s/ Richard G. Luse
                                  -------------------------
                               Name:  Richard G. Luse
                               Title: Sr. Vice President-Finance


                               UBS MORTGAGE FINANCE, INC.


                               By: /s/ Randy Nardone
                                  -------------------------
                               Name: Randy Nardone
                               Title:


                               By: /s/ Jonathan Ashley
                                  -------------------------
                               Name: Jonathan Ashley
                               Title: